                                GLOBAL SECURITY
             NOT TO BE EXCHANGED FOR SECURITIES IN DEFINITIVE FORM
                                _______________

No. TW-___                                                          $___________
                                                               CUSIP 539830 AE 9

                          LOCKHEED MARTIN CORPORATION

                            7.65% Debenture Due 2016


LOCKHEED MARTIN CORPORATION, a Maryland corporation, for value received, hereby promises to pay to ------ CEDE & CO. ------ or registered assigns, the principal sum of _________________________________________________________________________
__________________________________________ DOLLARS on May 1, 2016.

     Interest Payment Dates:  November 1 and May 1

     Record Dates:  October 15 and April 15


     Additional provisions of this Note are set forth herein.

                                       LOCKHEED MARTIN CORPORATION


                                       By:___________________________(SEAL)
                                          Vice President and Treasurer


                                       By:___________________________
                                          Vice President and Secretary

Dated:  __________, 1996

Authenticated:

This is one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

FIRST TRUST OF ILLINOIS,
  NATIONAL ASSOCIATION, as Trustee


By:__________________________

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY A REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.

                          LOCKHEED MARTIN CORPORATION

                            7.65% Debenture Due 2016


      1. Interest. Lockheed Martin Corporation ("Corporation"), a Maryland corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest semiannually on November 1 and May 1 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Corporation will pay interest on the Debentures (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Debentures at the close of business on the record date for the next interest payment date even though the Debentures are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Corporation, notice whereof shall be given to Holders of Debentures not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Holders must surrender the Debentures to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Debentures and shall pay interest on overdue installments of interest at the same rate.

      3. Paying Agent and Registrar. Initially, First Trust of Illinois, National Association ("Trustee"), will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

      4. Indenture. The Corporation issued the Debentures under an Indenture dated as of May 15, 1996 ("Indenture"), between the Corporation, the Guarantor and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) ("Act"). The Debentures are subject to all such terms, and Holders are referred to the

Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of a series of the Debentures designated on the face hereof, limited in aggregate principal amount to $600,000,000 (except as provided or permitted in the Indenture).

      5.  Redemption.  The Debentures are not redeemable by the Corporation.

      6. Denominations; Transfer; Exchange. The Debentures are registered in global form unless specifically required by the provisions of the Indenture or unless the Corporation shall subsequently determine to issue Debentures in definitive form. A Holder may transfer or exchange Debentures only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed or before an interest payment date.

      This Debenture is issued in the form of a Global Security and is exchangeable in whole, but not in part, for Debentures registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if
(i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for this Debenture or if at any time such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Corporation within 90 days of the receipt by the Corporation of such notice or of the Corporation becoming aware of such condition,or (ii) the Corporation in its discretion at any time determines not to have all of the Debentures represented by one or more Global Security or Securities. If this Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debentures of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, this Debenture is not exchangeable, except for a Debenture or Debentures of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

      7. Persons Deemed Owners. The registered Holder of this Debenture may be treated as the owner of it for all purposes, and neither the Corporation, the Guarantor, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

      8. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, unless otherwise prohibited by mandatory provisions of applicable abandoned property law, the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

      9. Defeasance. The Indenture contains provisions for defeasance at any time of the entire principal of the Securities of any series upon compliance by the Corporation with certain conditions set forth therein.

     10. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of not less than a majority in principal amount of the Debentures, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Debentures. Without the consent of any Holder, the Indenture or the Debentures may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Debentures if the waiver does not materially adversely affect the rights of any Holder.

     11. Restrictive Covenants. The Indenture does not limit unsecured debt of the Guarantor or the Corporation or any of their Subsidiaries. It does limit certain Liens and Sale-Leaseback Transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Guarantor and the Corporation must report to the Trustee on compliance with the limitations.

     12. Successors. When a successor entity assumes all the obligations of the Corporation or the Guarantor or either of their successors under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

     13. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Debentures; default in payment of any principal on the Debentures; failure by the Corporation or the Guarantor for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures or the Guarantees; and certain events of bankruptcy or insolvency. If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture.
The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if a committee of its trust officers in good faith determines that withholding notice is in the interests of such Holders.

     14. Trustee Dealings with the Corporation. First Trust of Illinois, National Association, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Guarantor or the Corporation or any of their affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

     15. No Recourse Against Others. A director, officer, employee or stockholder (other than the Corporation), as such, of the Corporation or the Guarantor shall not have any liability for any obligations of the Corporation or the Guarantor under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Debentures.

     16. Authentication. This Debenture shall not be valid until the Trustee manually signs the certificate of authentication on the first page of this Debenture.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation had caused CUSIP numbers to be printed on the Note and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to accuracy of any of such numbers either as printed on the Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Miscellaneous. This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.

     All terms used in this Debenture and Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


              GUARANTEE OF LOCKHEED MARTIN TACTICAL SYSTEMS, INC.

     For value received, Lockheed Martin Tactical Systems, Inc., a New York corporation (the "Guarantor"), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest, if any, on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of said Security or said Indenture, any extension, renewal, settlement, compromise, waiver, consent or indulgence granted to the Corporation with respect thereto, by operation of law or otherwise, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such extension, renewal, settlement, compromise, waiver, consent, indulgence or circumstance shall, without the consent of the Guarantor, increase the principal amount of, premium, if any, or interest, if any, on said Security. The Guarantor hereby agrees that this Guarantee shall be enforceable without any demand, suit or proceeding first against the Corporation. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest or notice with respect to said Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required by the terms of said Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except in accordance with certain provisions set forth in the Indenture or by payment in full of the principal of, premium, if any, and interest, if any, on said Security.

     The Guarantor will be subrogated to all rights of the Holder against the Corporation in respect of any amount paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on said Security shall have been paid in full.

     Notwithstanding the foregoing, the obligations of the Guarantor under this Guarantee shall be limited to an amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Security shall have been signed manually by the Trustee under the Indenture referred to in said Security. Terms used herein which are defined in such Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the State of Maryland, and for all purposes shall be governed by and construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     IN WITNESS WHEREOF, this Guarantee has been duly executed as of the date of authentication on said Security.

                              LOCKHEED MARTIN TACTICAL
                                SYSTEMS, INC.


                              By:__________________________(SEAL)
                                 Vice President and Treasurer


                              By:__________________________
                                 Vice President and Assistant
                                    Secretary

     The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention:
Secretary.


                         _____________________________



I or we assign and transfer to

    Insert social security or other identifying number of assignee
   -----------------------------

   -----------------------------


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

this Debenture and irrevocably appoint _________________________ agent to transfer this Debenture on the books of the Corporation. The agent may substitute another to act for him.

Dated:  ________________________________________________________________________

Signed:  _______________________________________________________________________
           (Sign exactly as name appears on the other side of this Debenture)




                          Signature Guarantee: _________________________________
                                               (Signature must be guaranteed by
                                               an eligible institution within
                                               the meaning of Rule 17A(d)-15
                                               under the Securities Exchange
                                               Act of 1934, as amended)